EXHIBIT 4.18

                      SIXTH AMENDMENT TO AMENDED
                     AND RESTATED CREDIT AGREEMENT


THIS SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (the "Sixth Amendment") is entered into on June 29, 2001 (the "Effective Date"), by and among THOMAS NELSON, INC., a Tennessee corporation ("Nelson"), SUNTRUST BANK, a Georgia state banking corporation, successor-in-interest to SunTrust Bank, Nashville, N.A. ("SunTrust"), the other banks and lending institutions listed on the signature pages hereof and any assignees of SunTrust or such other banks and lending institutions that become "Lenders" (SunTrust and such other banks, lending institutions and assignees are referred to collectively herein as the "Lenders"), and SUNTRUST BANK, in its capacity as agent for the Lenders
(the "Agent").

                                 R E C I T A L S:

     WHEREAS, Lenders, Agent and Nelson entered into an Amended and Restated Credit Agreement dated as of December 13, 1995, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of January 3, 1996, as further amended by that certain Second Amendment to Amended and Restated Credit Agreement dated as of November 15, 1996, as further amended by that certain Third Amendment to Amended and Restated Credit Agreement dated as of January 7, 1997, as further amended by that certain Fourth Amendment to Amended and Restated Credit Agreement dated as of March 31, 1998, and as further amended by that certain Sixth Amendment to Amended and Restated Credit Agreement dated November 30, 1998, effective as of June 10, 1998 (as amended or otherwise modified from time to time, the "Credit Agreement"), wherein Lenders agreed to extend certain financial accommodations to Nelson; and

     WHEREAS, Nelson has requested that Lenders consent to the sale of
(i) certain real property located in Arizona acquired in January, 2000
(the "Remuda Ranch") and (ii) Gibson, as such term is defined in the Credit Agreement; and Lenders are willing to consent to such transactions, and to modify the application of certain provisions of the Credit Agreement with respect to such transactions, upon the terms contained herein.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are mutually acknowledged, the parties hereby agree as follows:

1. Defined Terms. All defined terms used and not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement.

2. Remuda Ranch Sale. Lenders consent to the disposition by merger or sale of the common stock or the sale of assets by Nelson of Remuda Ranch
    (the "Remuda Ranch Sale") provided that the net cash proceeds of such sale are in a range from $5,000,000 to $15,000,000; and Lender hereby waives any provisions of the Credit Agreement that would be in conflict with the Remuda Ranch Sale, including without limitation Section 11.03.

3. Gibson Sale. Lenders consent to the disposition by merger or sale of the common stock or the sale of assets by Nelson of Gibson (the "Gibson Sale") provided that the net cash proceeds for such sale are in a range from $30,000,000 to $60,000,000; and Lender hereby waives any provisions of the Credit Agreement that would be in conflict with the Gibson Sale, including without limitation Section 11.03.

4. Mandatory Reduction of Amounts Outstanding under Revolving Credit Notes and Revolving Loan Commitment. Nelson and Lenders agree that upon consummation of the Remuda Ranch Sale and/or the Gibson Sale (collectively, the "Asset Sales"), (i) Nelson shall apply 97% of the net cash proceeds of the Remuda Ranch Sale to reduce amounts outstanding under the Revolving Credit Notes, and the Revolving Loan Commitment shall be permanently reduced by an amount equal to 100% of the net cash proceeds of the Remuda Ranch Sale, and
    (ii) Nelson shall apply 86% of the net cash proceeds of the Gibson Sale to reduce amounts outstanding under the Revolving Credit Notes and the Revolving Loan Commitment shall be permanently reduced by an amount equal to 80% of the net cash proceeds of the Gibson Sale. Nelson and Lenders acknowledge that, as to the Remuda Ranch Sale and the Gibson Sale, the requirements set forth herein are a replacement of, and not in addition to, the requirements set forth in Section 2.06 of the Credit Agreement.

    Nelson and Lenders agree and acknowledge that 3% of the net cash proceeds of the Asset Sales shall be used to reduce amounts outstanding under that certain Amended and Restated Revolving Credit Promissory Note dated
    June 9, 1999, as amended, between Nelson and SunTrust Bank.

5. Springing Lien. On or before December 31, 2001, Nelson shall have entered into a Binding Purchase Agreement for both the Remuda Ranch Sale and the Gibson Sale. As used herein, the term "Binding Purchase Agreement" shall mean a binding contract by and between Nelson and a purchaser at a price equal to or greater than as is required pursuant to Sections 2 and 3 of this Sixth Amendment for which no conditions remain that would result, upon the failure of such condition to be satisfied, in either Nelson or such purchaser being released from its obligation to perform under such contract and which requires a closing on or before January 15, 2002. In the event Nelson has not entered into a Binding Purchase Agreement for both the Remuda Ranch Sale and the Gibson Sale on or before December 31, 2001, Nelson hereby grants to Lenders a first priority security interest in all of its property, both real and personal, including any and all property owned by any Subsidiary of Nelson (the "Property"). In such event, Nelson
    (i) agrees to execute and return to Agent within five (5) days of receipt from Agent such security agreements, mortgages, deeds of trust and other documents as may be reasonably required by Agent to reflect the pledge by Nelson to Lenders of a security interest in the Property (including any UCC-1 financing statements filed by Lenders, and as such may be amended, the "Security Documents"), (ii) consents to the filing by Agent on behalf of Lenders of any and all UCC-1 financing statements or other Security Documents as may be required to perfect Lenders' security interest in the Property, and (iii) agrees to pay any and all costs related to the preparation and filing of the Security Documents, including without limitation reasonable attorneys' fees, indebtedness tax and filing fees.
    In addition, if such Binding Purchase Agreement is not entered into before December 31, 2001, Nelson shall cause to be executed and returned within five (5) days of receipt from Agent guaranty agreements of all Subsidiaries of Nelson guaranteeing payment of the Revolving Loans and Revolving Credit Notes.

6. Future Transactions. Nelson and Lenders hereby agree that the waivers and modifications set forth herein shall apply only to the Remuda Ranch Sale and the Gibson Sale and shall not extend to any future asset sales without the express written consent of Lenders.

7. Definition of Applicable LIBOR Rate Margin. Nelson and Lenders hereby agree that the definition of "Applicable LIBOR Rate Margin" as set forth in
    Article I of the Credit Agreement shall be deleted in its entirety and the following language shall be substituted in lieu of such definition:

         "Applicable LIBOR Rate Margin" shall mean, with respect to all outstanding Borrowings consisting of LIBOR Advances hereunder, the following: commencing on March 31, 2001 and continuing until full payment of the Revolving Credit Notes and termination of the Revolving Loan Commitment, 3.0%.

8. Funded Debt to Consolidated EBITDA Covenant. Nelson and Lenders agree that a new Section 9.08(d) shall be added to the Credit Agreement as follows:

         (d) Funded Debt to Consolidated EBITDA Ratio. Cause the Consolidated Companies to maintain on a consolidated basis as of the last day of each fiscal quarter, a maximum ratio of Funded Debt to Consolidated EBITDA, calculated quarterly for the immediately preceding four fiscal quarters, as shown below for each fiscal quarter indicated:


           Fiscal Quarter                       Maximum Ratio
           --------------                       -------------
           March 31, 2002                        3.5 to 1.0
           June 30, 2002                         3.25 to 1.0
           September 30, 2002 and thereafter     3.0 to 1.0



9. Definition of Commitment Percentage. Nelson and Lenders hereby agree that the definition of "Commitment Percentage" as set forth in Article I of the Credit Agreement shall be deleted in its entirety and the following language shall be substituted in lieu of such definition:

         "Commitment Percentage" shall mean, as of the Effective Date of the Sixth Amendment, 37.5 basis points (.375%). If Funded Debt to Consolidated EBITDA is greater than 2.50 to 1.00, as determined based on the fiscal quarter of Nelson ending December 31, 2001, the Commitment Percentage from January 1, 2002 until full payment of the Revolving Credit Note and termination of the Revolving Loan Commitment shall be 50.0 basis points (.500%).

10. Definition of Consolidated EBITDA. Nelson and Lenders hereby agree that the following definition of Consolidated EBITDA shall be added to Article I of the Credit Agreement:

         "Consolidated EBITDA" shall mean, for the immediately preceding four fiscal quarters of Nelson, an amount equal to (a) the sum for such fiscal period of its Consolidated Net Income (Loss) plus, to the extent subtracted in determining such Consolidated Net Income (Loss), provisions for
    (i) taxes based on income, (ii) Consolidated Interest Expense,
    (iii) charges taken in conformity with FASB-106, (iv) depreciation and
    (v) amortization, minus (b) any items of gain (or plus any items of loss) that were (i) not realized in the ordinary course of business, and (ii) the result of the sale of assets.

11. Definition of Consolidated EBIT. Nelson and Lenders hereby agree that the definition of "Consolidated EBIT" as set forth in Article I of the Credit Agreement shall be amended by adding the following sentence at the end of such definition:

         For purposes of computing "Consolidated EBIT," interest expense attributable to any discontinued operations of any of the Consolidated Companies shall be included in the definition of "Consolidated Interest Expense" and also shall be included in computing any items of loss that were (A) not realized in the ordinary course of business, and (B) the result of any sale of assets.

12. Definition of Consolidated Interest Expense. Nelson and Lenders hereby agree that the definition of "Consolidated Interest Expense" as set forth in Article I of the Credit Agreement shall be deleted in its entirety and the following language shall be substituted in-lieu of such definition:

         "Consolidated Interest Expense" shall mean, for any fiscal period of Nelson, total interest expense of the Consolidated Companies (including, without limitation, interest expense attributable to capitalized leases) determined on a consolidated basis in accordance with GAAP, including any interest expense either allocated to or attributable to discontinued operations.

13. Definition of Final Maturity Date. Nelson and Lenders hereby agree that the definition of "Final Maturity Date" as set forth in Article I of the Credit Agreement shall be deleted in its entirety and the following language shall be substituted in lieu of such definition:

         "Final Maturity Date" shall mean the earlier of (a) April 1, 2003, and (b) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable pursuant to the provisions of Article XII.

14. Section 9.08(a). Nelson and Lenders hereby agree that Section 9.08(a) of the Credit Agreement shall be deleted in its entirety and substituted by the following:

         (a) Interest Coverage Ratio. Maintain as of the last day of each fiscal quarter, commencing with the quarter ended March 31, 2001, a minimum Interest Coverage Ratio, calculated for the immediately preceding four fiscal quarters, as shown below for each fiscal quarter indicated:


                     Fiscal Quarter               Minimum Ratio
                     --------------               -------------
                     Through December 31, 2001     2.00 to 1.00
                     Thereafter                    2.50 to 1.00



15. Fee to Lender. Lenders and Nelson hereby agree that simultaneously with the execution of this Sixth Amendment, Nelson shall pay to Lenders a fee in the amount of Two Hundred Thousand and No/100 Dollars ($200,000.00) in consideration of Lenders' execution of this Sixth Amendment and the agreements set forth herein. For purposes of this paragraph only, "Lenders" shall include only those Lenders which vote in favor of this Sixth Amendment. Such fee shall be divided pro rata among the Lenders based on each Lender's share of the Revolving Loan Commitment.

16. Monthly Borrowing Base. By the fifteenth day of each month, Nelson shall provide to the Agent a monthly borrowing base certificate, submitted and completed by its chief financial officer, in the form of Exhibit A attached hereto.

17. Dividends. Nelson and the Lenders acknowledge and agree that dividends for the first quarter of fiscal year 2001 have been approved by Nelson's board of directors and are scheduled to be paid in August 2001. Nelson and Lenders acknowledge and agree that senior management of Nelson will recommend to the board of directors that no additional dividends will be paid by Nelson to its shareholders unless and until Gibson is sold.

18. Governing Law. This Sixth Amendment shall be governed by and construed in accordance with the laws of the State of Tennessee.

19. Full Force and Effect. Except as specifically amended by this Sixth Amendment, all other terms and provisions of the Credit Agreement shall remain in full force and effect.

20. No Other Waiver. Except as expressly stated herein, no other waiver of any term or provision of the Credit Agreement shall be inferred or implied.

     IN WITNESS WHEREOF, the parties have caused this Sixth Amendment to be duly executed as of the Effective Date.


                                                THOMAS NELSON, INC.


                                             By:  /s/ Joe L. Powers
                                                 --------------------------

                                          Title:  Executive Vice President
                                                 --------------------------

ACCEPTED AND AGREED TO:

SUNTRUST BANK, as Agent

By:  /s/ Allen K. Oakley
    ---------------------------
Title: Managing Director
       ------------------------
Acceptance Date: June 29, 2001
                ---------------


SUNTRUST BANK
(Revolving Credit Amount: $26,000,000)

By:  /s/ Allen K. Oakley
    ---------------------------
Title: Managing Director
       ------------------------
Acceptance Date: June 29, 2001
                ---------------


BANK OF AMERICA, N.A., a national banking association, successor-in-interest to Nationsbank, N.A.
(Revolving Credit Amount: $20,000,000)

By:  /s/ Fred Wyatt
    ---------------------------
Title: Senior Vice President
       ------------------------
Acceptance Date: June 29, 2001
                ---------------


CREDITANSTALT CORPORATE FINANCE, INC.
(Revolving Credit Amount: $17,000,000)

By:  /s/Sheila Maher
    ---------------------------
Title: Vice President
       ------------------------
Acceptance Date: June 29, 2001
                 --------------


NATIONAL CITY BANK, KENTUCKY
(Revolving Credit Amount: $17,000,000)

By:  /s/ Kelly Moyer
    ---------------------------
Title: Vice President
       ------------------------
Acceptance Date: June 29, 2001
                ---------------


AMSOUTH BANK, an Alabama state bank,
successor-in-interest to First American National Bank
(Revolving Credit Amount: $20,000,000)

By:  /s/ E.T. Hutton II
    ---------------------------
Title: Vice President
       ------------------------
Acceptance Date: June 29, 2001
                ---------------

     The undersigned join in the execution of this Sixth Amendment in order to acknowledge their consent to the terms and provisions of this Sixth Amendment and to confirm that the execution of this Sixth Amendment by the parties hereto in no way affects the undersigneds' respective obligations under the Amended and Restated Guaranty Agreement executed as of December 13, 1995 by Word, Incorporated, a corporation organized and existing under the laws of the State of Delaware, PPC, Inc., a corporation organized and existing under the laws of the State of North Carolina, Editorial Caribe, Inc., a corporation organized and existing under the laws of the State of Florida, Morningstar Radio Network, Inc., a corporation organized and existing under the laws of the State of Texas, Nelson Word Ltd., a corporation organized and existing under the laws of the United Kingdom, Word Communications, Ltd., a corporation organized and existing under the laws of British Columbia, Canada, Word Direct, Inc., a corporation organized and existing under the laws of the State of Texas, Word Direct Partners, L.P., a limited partnership organized and existing under the laws of the State of Texas, The C.R. Gibson Company, a corporation organized and existing under the laws of the State of Delaware, 855673 Ontario Limited, a corporation organized and existing under the laws of Ontario, Canada, in favor of SunTrust Bank, a Georgia state bank, successor-in-interest to SunTrust Bank, Nashville, N.A., in its capacity as agent for banks and other lending institutions parties to the Credit Agreement and each assignee thereof becoming a "Lender" as provided therein. Each person executing this Amendment on behalf of each of the undersigned is duly authorized to so execute and deliver this Amendment on behalf of each of the undersigned entities.

                                    WORTHY, INC. (f/k/a WORD, INCORPORATED)

                                    By: /s/ Joe L. Powers
                                        ----------------------
                                 Title: Executive Vice President
                                        ----------------------


                                    EDITORIAL CARIBE, INC.

                                    By:  /s/ Joe L. Powers
                                        ----------------------
                                 Title: Executive Vice President
                                        ----------------------


	                              NELSON DIRECT MARKETING SERVICES, INC.

                                    By:  /s/ Joe L. Powers
                                        ----------------------
                                 Title: Treasurer and Secretary
                                        ----------------------


                                    THE C. R. GIBSON COMPANY

                                    By:  /s/ Joe L. Powers
                                        ----------------------
                                 Title: Treasurer and Secretary
                                        ----------------------


                                    855763 ONTARIO LIMITED
                                    (d/b/a DAWN DISTRIBUTORS)

                                    By:  /s/ Joe L. Powers
                                        ----------------------
                                 Title: Secretary
                                        ----------------------